UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2005

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices and zip code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 30, 2005, Edge Petroleum Corporation (“Edge”) and Edge Petroleum Exploration Company (“Edge Petroleum Exploration”), completed the acquisition (the “Acquisition”) of 100 percent of the capital stock of Cinco Energy Corporation (“Cinco”), pursuant to the Stock Purchase Agreement dated as of September 21, 2005 among Jon L. Glass, Craig D. Pollard, Leigh T. Prieto, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., as sellers, Cinco, Edge and Edge Petroleum Exploration (the “Agreement”).  The Agreement was filed on November 9, 2005 as Exhibit 2.5 to Edge’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and is incorporated herein by reference. As of September 1, 2005 (which was the effective date of the Acquisition (the “Effective Date”) and which date is used for purposes of determining certain working capital adjustments to the Base Purchase Price (as defined in the Agreement), Cinco’s working capital consisted of approximately $7.2 million of cash, $2.1 million of accounts receivable and $2.5 million of accrued liabilities. Cinco has no debt and its only other assets included working interests in certain oil and natural gas properties located on the Chapman Ranch Field in Nueces County, Texas (the “Properties”). The Properties consist of nine non-operated producing wells, one well currently drilling and an ownership in approximately 1,300 net acres of developed and undeveloped leasehold. Cinco will continue to exist as a wholly owned subsidiary of Edge Petroleum Exploration.

The cash purchase price paid by Edge Petroleum Exploration for the capital stock of Cinco held by the stock and option holders of Cinco (the “Sellers”), as preliminarily adjusted at the closing, was approximately $44.7 million, which amount (i) includes a payment of approximately $6.8 million for Net Working Capital (as defined in the Agreement) of Cinco which existed as of the Effective Date and for which Edge permitted Cinco to distribute $6.0 million of such amount to the Sellers prior to the closing as an advance against the purchase price payable by Edge at the closing, (ii) does not include certain Seller debt and interest (the “Seller Debt”) owing to Cinco which was outstanding as of the Effective Date (and which was not included for purposes of determining the Net Working Capital as of the Effective Date) and which was cancelled at the closing (resulting in no net increase in the cash purchase price paid by Edge as the Base Purchase Price was adjusted upwards pursuant to the Agreement for the amount of the Seller Debt and the amount payable by Edge at the closing was correspondingly adjusted downward pursuant to the Agreement by an equivalent amount) and (iii) includes approximately $2.2 million as a result of a portion of the Properties qualifying for tight gas sands severance tax abatements in accordance with the Agreement (which amount was reduced from the original agreed amount of approximately $3.0 million because not all of the Properties qualified for such abatements as of the closing). The parties have agreed that the Sellers have until January 31, 2006 to qualify the remaining Properties for the tight gas sands severance tax abatements discussed above and if the Properties are fully qualified by January 31, 2006 the additional incremental purchase price of $0.8 million will then be due to the Sellers. Edge anticipates that there may be further adjustments to the purchase price pursuant to the post-closing adjustment provisions of the Agreement.

2

There were no material relationships between Edge or any of its affiliates, any director or officer of Edge or any associate of any director or officer of Edge on the one hand, and Sellers and Cinco on the other hand, prior to the consummation of the Acquisition. Edge financed the cash purchase price of the Acquisition through borrowings under its newly expanded credit facility led by Union Bank of California.

Statements regarding any expected post-closing adjustment, final purchase price, severance tax abatements, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, which are beyond Edge’s ability to control or estimate, and are subject to material changes.  Such risks, uncertainties and assumptions include but are not limited to actions by the Sellers in the acquisition, actions by governmental entities in granting any severance tax abatement, results of operations of the properties and of post-closing adjustments, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

3

Item 9.01.  Financial Statement, Pro Forma Financial Information, and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after this current report on Form 8-K is required to be filed.

(b)                                  Pro Forma Financial Information.

The financial statements required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after this current report on Form 8-K is required to be filed.

(c)                                  Exhibits.

Exhibit No.	Description

*2.01

Stock Purchase Agreement by and among Jon L. Glass, Craig D. Pollard, Leigh T. Prieto, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Cinco Energy Corporation, and Edge Petroleum Exploration Company and Edge Petroleum Corporation dated as of September 21, 2005 (incorporated by reference herein from Exhibit 2.5 to Edge’s Quarterly Report on Form 10-Q filed November 9, 2005).

2.02

Letter Agreement dated November 18, 2005 by and among Edge Petroleum Exploration Company, Cinco Energy Corporation and Sellers. Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted certain Schedules to the Letter Agreement (all of which are listed therein) from this Exhibit 2.02. It hereby agrees to furnish a supplemental copy of any such omitted item to the Securities and Exchange Commission on its request.

* Incorporated by reference as indicated.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: December 6, 2005	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial
and Accounting Officer

Exhibit List

Exhibit No.	Description

*2.01

Stock Purchase Agreement by and among Jon L. Glass, Craig D. Pollard, Leigh T. Prieto, Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Cinco Energy Corporation, and Edge Petroleum Exploration Company and Edge Petroleum Corporation dated as of September 21, 2005 (incorporated by reference herein from Exhibit 2.5 to Edge’s Quarterly Report on Form 10-Q filed November 9, 2005).

2.02

Letter Agreement dated November 18, 2005 by and among Edge Petroleum Exploration Company, Cinco Energy Corporation and Sellers. Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted certain Schedules to the Letter Agreement (all of which are listed therein) from this Exhibit 2.02. It hereby agrees to furnish a supplemental copy of any such omitted item to the Securities and Exchange Commission on its request.

* Incorporated by reference as indicated.